       1                                            Exhibit 10(f)


                        SERVICE AGREEMENT

     Service Agreement, dated as of the 1st day of April, 1992, between Kenneth M. Duberstein ("Duberstein") and McDonnell
Douglas Corporation ("MDC").

     WHEREAS, MDC is engaged in litigation arising out of the termination by the U.S. Navy of the A-12 contract (the
"Litigation"); and

     WHEREAS, MDC wishes to retain Duberstein to provide certain services to MDC in connection with the Litigation, and Duberstein has agreed to provide such services;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

     1. Services Provided. Duberstein shall provide advice relative to the Litigation on behalf of MDC, to R. James Woolsey and the law firm of Shea & Gardner, special counsel to MDC and General Dynamics Corporation, and to such other persons as MDC shall request. Such services shall be provided approximately the equivalent of one day per month.

     2. Duration of Contract. This Agreement shall be effective on April 1, 1992, and shall continue until terminated by either party upon 30 days prior written notice.

     3.   Compensation.

          (a) Fees. For services provided hereunder, Duberstein shall be paid a fee of $20,000 per calendar quarter, in advance, pro rated for any partial periods.

          (b) Expenses. For travel incurred at MDC's direction, MDC will reimburse Duberstein his actual reasonable expenses for meals and incidentals, plus the actual reasonable cost of transportation and lodging.

          (c) Duberstein shall invoice MDC quarterly for the service fee. Invoices and requests for reimbursement of expenses shall be directed to John F. McDonnell. MDC shall promptly pay all such invoices and requests for reimbursement.

     4. Reports. Duberstein shall furnish to MDC such descriptions and details of its billings as MDC may reasonably require.

     5. Nature of Relationship. Duberstein is retained by MDC as an independent contractor. Duberstein shall not enter into any agreement nor incur any obligations on MDC's behalf, nor commit MDC in any manner, without MDC's prior written consent.





       2                                            Exhibit 10(f)


     6. Agreement and Amendment. This agreement, together with the letter agreement, dated March 23, 1992, between the parties hereto, constitutes the parties' entire agreement and supersedes any other oral or written agreements or understandings between the parties regarding the subject matter hereof. This agreement may only be modified by a writing, signed by both parties.

     7.   Conflicts of Interest Warranty and Representation
Restriction:

     A.   Personnel

          1. Conflicts of Interest. Duberstein agrees, except as provided hereinafter:

          (i) no current U.S. Government ("USG") employee (military or civilian), special employee, or consultant may be used. No person may be used if Duberstein has reason to believe such person advises the U.S. Government about procurements involving MDC as a prime or subcontractor;

         (ii)  no such person may be used who is a U.S.
Department of Defense military officer (0-4 [major or lieutenant commander] or above) or civilian official (GS-12 or above) out of service less than two years;

        (iii) any person used who is required to file a DD 1787 will promptly provide a copy of such form to MDC;

         (iv) no person may be used who has, within the last five years, been convicted of or pleaded nolo contendere to a felony related to a USG prime or subcontract, or otherwise been suspended, debarred or proposed for debarment from receiving contracts from the USG; and

          (v) Duberstein will not, unless expressly authorized by MDC, represent MDC before any branch or office of the United States Government, nor any officer, employee or elected USG official. If such representation is authorized hereunder, Duberstein will not perform any such contract tasks with any persons who have served in the U.S. Government within the last ten years.

     2. Exceptions. If Duberstein cannot make these warranties and representations for any employee or agent he intends to use on MDC's behalf, Duberstein shall request and promptly have completed and submitted to MDC, a McDonnell Douglas Corporation Form 4170, "Conflicts of Interest Questionnaire," by each such employee or agent. Such employees may not be used in performance of this contract unless the MDC Law Department approves their use, and then, only in compliance with such restrictions as it may require.





       3                                            Exhibit 10(f)

     3. Breach. BREACH OF THIS WARRANTY AND REPRESENTATION CLAUSE IS CAUSE FOR IMMEDIATE TERMINATION OF THIS CONTRACT FOR DEFAULT AND/OR DUBERSTEIN'S REFUND TO MDC OF ALL PAYMENTS RECEIVED OR OWED UNDER THIS CONTRACT FOR THE SERVICES OF ANY INDIVIDUAL WHOSE PERFORMANCE ON MDC'S BEHALF IS BARRED BY THIS CLAUSE.

     8. Code of Ethics. By accepting this contract, Duberstein agrees that:

          (a) his personnel acting on MDC's behalf will observe all applicable laws and the standards of business conduct agreed to in this contract,

          (b) he will avoid conflicts of interest with MDC or its components and subsidiaries,

          (c) he will observe MDC's policies regarding gifts, meals, and transportation when dealing with MDC personnel or third parties on MDC's behalf,

          (d) he will not knowingly seek, receive, disclose or use on MDC's behalf any information not legally available to Duberstein or or MDC, and

          (e) he will promptly and accurately disclose to MDC's representative under this Agreement any and all possible violations of this Code.

     9. Duberstein's Conduct. Duberstein shall comply with all applicable existing and future laws and regulations applicable to its performance under this Agreement and the terms and conditions of this Agreement. Duberstein agrees that it has not and shall not make any payments from the funds received under this Agreement directly or indirectly to any officials or employees of any government or of any agency or other instrumentality of any government.

     10. Acquisition of Information. Duberstein shall not solicit, obtain, use for or disclose to MDC, directly or indirectly, any information not legally available to Duberstein and MDC and properly authorized for release to and use by Duberstein and MDC. Duberstein shall determine in good faith whether its access to information is proper.

     11. Disclosure. Duberstein shall not, without the prior written consent of MDC, disclose the terms of this Agreement to any third party except as may be required by law, in which case Duberstein shall give MDC prior written notice of the intended disclosure.








       4                                            Exhibit 10(f)


     12. Applicable Law. This Agreement shall be construed under the laws of Missouri.


KENNETH M. DUBERSTEIN               MCDONNELL DOUGLAS CORPORATION


/s/ Kenneth M. Duberstein           /s/ John F. McDonnell
- -------------------------       By:-----------------------------
                                     John F. McDonnell
                                     Chairman and
                                     Chief Executive Officer













































       5                                            Exhibit 10(f)

              FIRST AMENDMENT TO SERVICE AGREEMENT

     Reference is made to that certain Service Agreement (the
"Agreement") entered into as of the 1st day of April, 1992 between Kenneth M. Duberstein ("Duberstein") and McDonnell
Douglas Corporation ("MDC").

     WHEREAS, Duberstein has been retained to provide certain services to MDC in connection with its litigation regarding the U.S. Navy's termination of the A-12 contract (the "Litigation");
and

     WHEREAS, MDC and Duberstein wish to amend the Agreement to retain Duberstein's additional and similar services relative to resolving C-17 program issues (the "C-17 Matters").

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereby agree to amend the Agreement as of the 1st day of June, 1993 to include certain services relative to the C-17 Matters as follows:

     A. Section 1 of the Agreement shall be amended by inserting after the last sentence the following language:
"Relative to the C-17 Matters, Duberstein shall provide services to MDC, and to such other persons as MDC shall request. Such services shall be provided on an as needed basis."

     B. Section 3(a) of the Agreement shall be amended by inserting the words "relative to the Litigation" after the word "hereunder" and by adding the following language to the end thereof: "For services provided relative to the C-17 Matters, Duberstein shall be paid $10,000 per month for the period beginning on June 1, 1993 and ending on March 31, 1994, and $10,000 per month for each month thereafter in which MDC notifies Duberstein that his services are needed."

     C. Section 6 of the Agreement shall be amended by inserting between the words "agreement," and "together" in the first line thereof, the following words: "as amended by the First Amendment to Service Agreement, dated as of June 1, 1993 between the parties hereto,"

     In all other respects, the Agreement, as hereby amended, shall remain in full force and effect and shall be binding upon the parties in accordance with its terms.

KENNETH M. DUBERSTEIN              MCDONNELL DOUGLAS CORPORATION


/s/ Kenneth M. Duberstein           /s/ John F. McDonnell
- -------------------------        By:-----------------------------
                                       John F. McDonnell
                                       Chairman and
                                       Chief Executive Officer